Nephros Appoints Tom Gwydir to its Board of Directors

SOUTH ORANGE, NJ, May 1, 2019 – Nephros, Inc. (OTCQB: NEPH), a commercial stage company that develops and sells high-performance water purification products to the medical device and commercial markets, today announced the appointment of Tom Gwydir to its Board of Directors.

“We are very pleased to welcome Tom to the Nephros board,” said Daron Evans, President and CEO of Nephros. “Tom has a record of driving fast, sustainable growth in organizations, especially during periods of significant change. With Nephros’s high growth in medical and commercial water filtration, our recent acquisition of Biocon, the planned introduction of our new water diagnostics product, and the development of our next-generation HDF dialysis product through our SRP subsidiary, Tom’s experience will be invaluable.”

“I am very excited to join the Nephros board,” said Tom Gwydir. “I have followed Nephros’s strategies for the past two years and have been impressed with the results. The company’s focus from this point needs to be on plan execution and growth management, both of which are particular interests of mine. I look forward to helping the management team take the company to the next level and beyond.”

Mr. Gwydir is currently Chief Information Officer (CIO) at the London Stock Exchange. Prior positions have included CIO and Chief Technology Officer at MSCI, Managing Director of Platform Services at UBS, and Vice President of Technology at Asurion. He has also held senior roles at Wells Fargo, Merrill Lynch, Dun & Bradstreet, and Magna Software. He received his B.S. in Industrial Engineering from Columbia University.

About Nephros

Nephros is a commercial stage company that develops and sells high performance water purification products to the medical device and commercial markets. Nephros ultrafilters are used in hospitals and medical clinics for added protection in retaining bacteria (e.g., Legionella, Pseudomonas) and viruses from water, providing barriers that assist in improving infection control in showers, sinks, and ice machines. Additionally, Nephros ultrafilters are used by dialysis centers for assisting in the added removal of endotoxins and other biological contaminants from the water and bicarbonate concentrate supplied to hemodialysis machines and patients.

Nephros filters, including AETHER™ brand filters, improve the taste and odor of water and reduce biofilm, bacteria, and scale build-up in downstream equipment. Nephros and AETHER™ products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit the company’s website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’s growth and development strategies and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contact:

Andy Astor, COO/CFO

Nephros, Inc.

andy@nephros.com

(201) 345-0824